UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2025

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

124 Washington Street, Suite 101

Foxborough, Massachusetts 02035

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 543-1720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share		*

*

As reported in the registrant’s Current Report on Form 8-K filed on June 30, 2025, the registrant’s common stock was suspended from trading on The Nasdaq Stock Market LLC (“Nasdaq”) on July 9, 2025. On August 6, 2025, Nasdaq filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the shares of common stock, $0.0001 par value per share, of the registrant. The delisting became effective on August 16, 2025. The deregistration of the shares of common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be effective 90 days, or such shorter period as the SEC may determine, after the filing date of the Form 25.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On September 24, 2025, Unity Biotechnology, Inc. (the “Company”) entered into a Lease Termination Agreement and Amendment (the “Lease Termination Agreement”) with Bayside Area Development, LLC, a Delaware limited liability company (the “Landlord”), pursuant to which the Company and Landlord agreed to terminate that certain Lease, dated February 29, 2019, as amended (the “Original Lease”), related to the Company’s office and laboratory space located at 285 E. Grand Avenue, South San Francisco, CA 94080. Prior to the Lease Termination Agreement, the term of the Original Lease was set to expire on December 31, 2029. Pursuant to the Lease Termination Agreement, the Original Lease will be terminated effective as of 11:59 p.m. on March 31, 2026 (the “Early Termination Date”), provided, that, Landlord has the right, at Landlord’s option, upon at least thirty (30) days’ prior written notice to the Company, to accelerate and designate an earlier Early Termination Date. As consideration for the Lease Termination Agreement, the Company agreed to pay Landlord approximately $3.65 million as prepaid rent in fulfillment of its rent obligations, consisting of $2.75 million paid by the Company concurrently with the execution of the Lease Termination Agreement and a right to draw down a letter of credit issued in the face amount of $0.90 million.

Additionally, in connection with the termination of the Original Lease, the Company entered into a Sublease Termination Agreement (the “Sublease Termination Agreement”) with Initial Therapeutics, Inc., a Delaware corporation (the “Subtenant”), pursuant to which the Company and the Subtenant agreed to terminate that certain Sublease, dated May 24, 2022, as amended by the First Amendment to Sublease, dated September 14, 2023, related to the Company’s sublease of office and laboratory space located at 285 E. Grand Avenue, South San Francisco, CA 94080, to the Subtenant. As consideration for the Sublease Termination Agreement, Subtenant paid the Company $0.20 million concurrently with execution of the Sublease Termination Agreement, which the Company is obligated to pay to Landlord within 10 days of receipt pursuant to the Lease Termination Agreement, and granted the Company the right to draw down a letter of credit in the face amount of $0.73 million, which the Company is obligated to draw down and pay the proceeds to Landlord pursuant to the Lease Termination Agreement, provided that, if the Company is unable to draw any such proceeds, the Company’s agreement with Landlord will be unaffected.

Further, pursuant to the Lease Termination Agreement, in the event that the Company receives any cash consideration from the monetization, including through the issuance of equity or other securities, of the Company’s corporate assets, within the period of September 24, 2025 through twenty-four (24) months following the Early Termination Date, Landlord is entitled to receive an amount equal to 25% of the value of such cash consideration up to a total aggregate amount of $26.9 million, which aggregate cap shall be reduced by an amount equal to the sum of prepaid rent received by Landlord. Such amount is to be paid by the Company to Landlord in cash within 30 days after the consummation of any such transaction.

As previously disclosed, in May 2025, the Company implemented a plan to reduce operating costs and preserve capital following the disclosure of full 36-week data from the Company’s ASPIRE study, which included a reduction in force affecting all of the Company’s employees. Further, in June 2025, the Company announced that the Board of Directors of the Company (the “Board”) determined that it is in the best interests of the Company and its stockholders that the Company be dissolved, approved the voluntary dissolution of the Company (the “Dissolution”) under the General Corporation Law of the State of Delaware (the “DGCL”) pursuant to a Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”), and approved seeking stockholder approval to proceed with such dissolution. In light of such actions, the Company determined to terminate its lease.

The foregoing summary of the Lease Termination Agreement does not purport to be complete and is qualified in its entirety by the full text of the Lease Termination Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 3.03	Material Modification to Rights of Security Holders.

As previously reported, on June 27, 2025, the Board approved the Dissolution under the DGCL pursuant to the Plan of Dissolution. The Company’s stockholders approved the Dissolution and Plan of Dissolution on September 18, 2025.

On September 26, 2025, as contemplated by the Plan of Dissolution, the Company filed a certificate of dissolution (the “Certificate of Dissolution”) with the Secretary of the State of Delaware, which became effective as of 5:00 p.m. Eastern Time on September 26, 2025. For additional information regarding the Plan of Dissolution and the Dissolution, refer to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 11, 2025.

Pursuant to and in accordance with the Plan of Dissolution, as of September 26, 2025, the Company has closed its transfer books, and shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), will no longer be assignable or transferable on the Company’s books, other than transfers by will, intestate succession, operation of law or upon dissolution of such record holder or its successors. In addition, from and after the effectiveness of the Certificate of Dissolution, the Company’s stockholders shall have only such rights and obligations as are provided for under the DGCL for stockholders of a dissolved corporation.

A copy of the Certificate of Dissolution is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Certificate of Dissolution as filed by Unity Biotechnology, Inc. with the Secretary of the State of Delaware, effective September 26, 2025

10.1*	Lease Termination Agreement and Amendment, by and between Unity Biotechnology, Inc. and Bayside Area Development, LLC, dated September 24, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: September 26, 2025	By:	/s/ Craig Jalbert
Craig Jalbert
President